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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

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                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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                                       MORGAN STANLEY DEAN WITTER & CO.
                            ------------------------------------------------------
                            (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                                               36-3145972
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(State of Incorporation or Organization)                                   (IRS Employer Identification no.)

    1585 Broadway, New York, New York                                                    10036
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(Address of Principal Executive Offices)                                               (Zip Code)

If this Form relates to the registration of a class of securities          If this Form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is                       securities pursuant to Section 12(g) of the Exchange
effective pursuant to General Instruction A.(c), please check              Act and is effective pursuant to General Instruction
the following box. [X]                                                     A.(d), please check the following box. [ ]

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Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
-------------------------------------    -------------------------------------
6% Reset Performance Equity-linked       THE AMERICAN STOCK EXCHANGE
Redemption Quarterly-pay Securities
Due May 15, 2000



Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                     --------------------------------
                             (Title of Class)

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               Item 1. Description of the Registrant's Securities to be
Registered.

               The title of the class of securities to be registered hereunder is: "6% Reset Performance Equity-linked Redemption Quarterly-pay Securities
Due May 15, 2000" (the "Reset PERQS"). A description of the Reset PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Reset PERQS contained in the pricing supplement dated May 13, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Reset PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Reset PERQS.


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: May 13, 1998                 By: /s/ Ronald T. Carman
                                       -------------------------------
                                       Name:  Ronald T. Carman
                                       Title: Assistant Secretary



                             INDEX TO EXHIBITS


Exhibit No.                                                         Page No.

4.1 Proposed form of Global Note evidencing the Reset PERQS           A-1